                               LICENSE AGREEMENT


          This Agreement is made as of the 21 day February of 1996, between
                                           --     --------    ----
MEDISORB TECHNOLOGIES INTERNATIONAL L.P., a Delaware limited partnership (hereinafter "Medisorb") and JANSSEN PHARMACEUTICA INTERNATIONAL, a division of Cilag International AG, a Swiss business corporation ("Janssen").

          WHEREAS, the parties have entered into a certain Development Agreement, dated December 23, 1993 (the "Development Agreement"), for the development of a Product (as described below); and

          WHEREAS, Janssen has an option under the Development Agreement to enter into this License Agreement for the Medisorb technology required to make, use and sell the Product, which option Janssen has elected to exercise; and

          WHEREAS, the parties believe that it is in their mutual best interest for Medisorb to license to Janssen on an exclusive basis in the Territory, Medisorb Patents and Technical Information within the Field, upon the terms and conditions set forth herein;

          NOW, IT IS HEREBY AGREED AS FOLLOWS:

          (1) Definitions:  The following terms shall have the meanings ascribed
              -----------
to them herein, unless the context otherwise requires:

              (a) "Affiliate" shall mean any company controlling, controlled by, or under common control with a party by ownership, directly or indirectly, of fifty percent (50%) or more of the total ownership or by the power to control the policies and actions of such company.

              (b) "Development Program" shall mean the development activities conducted by the parties pursuant to the Development Agreement.

              (c) "Field" shall mean the treatment of [


                                ].

              (d) "Improvements" shall mean any improvements or developments to or of the Patents and Technical Information in the Field which Medisorb may acquire,


         THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS BRACKETED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Janssen-Medisorb
License Agreement
                                                                          Page 2



discover, invent, originate, make, conceive or have a right to, in whole or in part, during the term of this Agreement, whether or not such improvement or development is patentable.

              (e) "International Registration Dossier" ("IRF") shall mean the Product registration file compiled by Janssen Pharmaceutica N.V., Beerse, Belgium on behalf of Janssen, the contents and format being such that it can be submitted as such to national health authorities or be used as a basis for a national application for marketing authorization for the Products in the specific format required by such national health authorities.

              (f) "Medisorb Polymers" shall mean bioresorbable aliphatic polyesters based on glycolide, lactide, caprolactone and combinations of such polymers, which are manufactured by Medisorb and utilized in Product(s) licensed under this Agreement.

              (g) "Net Sales" shall mean the gross amounts received from sales of Products during a calendar quarter to third parties by Janssen, its Sublicensees or any Affiliate of either, less any: (i) applicable sales taxes;
(ii) cash trade or quantity discounts; (iii) amounts repaid or credited by reason of rejections or return of goods; or (iv) freight, postage and duties paid for. No deduction from the gross sales price shall be made for any item of cost incurred by the seller in its own operations incident to the manufacture, sale or shipment of the product sold. For purposes hereof, Net Sales shall not include sales of a Product from Janssen or an Affiliate of Janssen to any Affiliate or Sublicensee of either; it being intended that Net Sales shall only include sales to unrelated third-parties.

              (h) "Patents" shall mean (i) any and all existing issued patents and patent applications or parts thereof which describe and claim a depot
formulation of [        ] or any chemical analogues of [            ] with
similar physiological activity, based on polymers of lactic and glycolic acids and the production and use thereof; (ii) any other patents and patent applications filed by or on behalf of Medisorb, or under which Medisorb has the rights to grant licenses, which are needed to practice the inventions; and (iii) any reissues, extensions, substitutions, confirmations, registrations, revalidations, additions, continuations, continuations-in-part, or divisions of or to any of the foregoing which are granted hereafter or any additional protection certificate granted with respect thereto.

              (i) "Product(s)" shall mean any and all depot formulations of [
] or any chemical analogues of [             ] with similar physiological
activity, based on polymers of lactic and glycolic acids which are designed to
deliver [         ], or any of its chemical analogues, over an extended period.



         THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS BRACKETED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Janssen-Medisorb
License Agreement

              (j) "Sublicensees" shall mean any company or companies, other than Janssen's Affiliates, sublicensed by Janssen.

              (k) "Technical Information" shall mean all unpatented information, know-how, practical experience, procedures, methodology, specifications, formulae and data whether or not the same shall be patentable which have been heretofore developed or acquired by Medisorb prior to the date of this Agreement and which are necessary in order to use, manufacture or sell Products in the Field.

              (l) "Territory" shall mean worldwide with the exception of the United States, its Territories, Protectorates, Commonwealths, and all other political subdivisions of the United States.

          (2) License Grant
              -------------

              (a) Medisorb hereby grants to Janssen in the Territory an exclusive license under the Patents and Technical Information existing prior to the effective date of this Agreement, with the right to grant sublicenses thereunder, for all purposes within the Field to practice and use the Patents and Technical Information, including the rights to manufacture and have manufactured, to use and have used, and to sell and have sold Products. Medisorb exclusively retains all rights under the Patents and Technical Information outside the Field and for use other than in Products. The right to grant sublicenses granted hereunder is exclusive to Janssen and shall not extend to Janssen Affiliates or Sublicensees.

              (b) Medisorb shall offer to Janssen for incorporation into this License Agreement on reasonable terms and conditions, Medisorb Improvements in the Field which, if incorporated into Janssen's then current commercial Product(s), would: (i) result in significant changes in either the specifications for such Product(s) or the processes for producing such Product(s), and (ii) would reasonably be expected to result in enhanced market value and/or profitability of such Product(s). Examples of such Improvements would include: (i) the development by Medisorb of a non-aqueous injection vehicle which offers significant advantages with respect to ease of administration and (ii) the development by Medisorb of technology enabling[
                                                       ].  It is the parties'
understanding that the effect of any such license amendment would, in general, be either an extension of the term of this Agreement for a mutually agreed period or a marginal increase in the then current royalty rate . All other Medisorb Improvements shall be made available to Janssen for its use without further agreement. Proprietary rights to Improvements jointly developed by Medisorb and Janssen shall be governed by the terms of Section 5(c) of this Agreement.


         THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS BRACKETED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Janssen-Medisorb
License Agreement

              (c) In the event that at any time during the term of this Agreement Medisorb is unable for any reason whatsoever to supply the Medisorb Polymers required by Janssen for use in Products, then the license granted under paragraph 2(a) above shall be expanded to include the Medisorb Technology required to make and use the Medisorb Polymers.

          (3) Royalties:
              ----------

              (a) Janssen shall pay or cause to be paid to Medisorb a running royalty with respect to all Products sold to customers by Janssen, its Affiliates and Sublicensees, payable quarter-annually in arrears within sixty
(60) days following the end of each three (3) month period ending on March 31, June 30, September 30 or December 31 in any year during the term hereof, as
follows:  (i) [    ]% of the Net Sales of each unit of Product sold during the preceding calendar quarter during the term hereof, if such unit of Product was manufactured by Medisorb pursuant to a written contract for the supply of
Product; or (ii) [    ]% of the Net Sales of each unit of Product sold during
the preceding calendar quarter during the term hereof, if such unit of Product was not manufactured by Medisorb pursuant to a written contract for the supply of Product. Any withholding or other tax that Janssen or any of its Affiliates are required by statute to withhold and pay on behalf of Medisorb with respect to the royalties payable to Medisorb under this Agreement shall be deducted from said royalties and paid contemporaneously with the remittance to Medisorb; provided, however, that in regard to any tax so deducted Janssen shall furnish Medisorb with proper evidence of the taxes paid on its behalf.

              (b) In the event that, in a country where Product is not claimed in a valid Patent, a similar product obtains a market share greater than
[   ]% of the total market revenues for Products and similar products in such country, the parties agree to meet and negotiate in good faith an appropriate reduction in the royalty rate then in effect. In no event shall a reduction in royalty rates pursuant to this section result in royalty rates [
] of the rates specified under Section 3(a)(i) and 3(a)(ii) of this Agreement. For the purposes of this section, "similar product" shall mean a generic version
of the Product(s) where: (i) the active agent is [             ], or a chemical
analogue thereof and (ii) the excipient is comprised of lactic and/or glycolic acids. In the event that patent protection for Product(s) becomes available subsequent to a royalty reduction pursuant to this section, the parties agree to
(i) reinstitute the royalty otherwise applicable, and (ii) in the event that any recovery is obtained for prior infringement of the subsequently issued patent, the parties will first apply such recoveries to reimbursing Medisorb for royalties it would otherwise have received.


         THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS BRACKETED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Janssen-Medisorb
License Agreement

              (c) Janssen shall keep complete and adequate records with respect to the proceeds of Products on which it has to pay royalties payable hereunder for at least two (2) years after expiry of the year they concern. Medisorb shall have the right to have such records of Janssen inspected and examined, at Medisorb's expense, for the purpose of determining the correctness of royalty payments made hereunder.

Such inspection shall be made by an independent, certified public accountant to whom Janssen shall have no reasonable objection. Such accountant shall not disclose to Medisorb any information other than that necessary to verify the accuracy of the reports and payments made pursuant to this Agreement. It is understood that such examination with respect to any quarterly accounting period shall take place not later than two (2) years following the expiration of said period. Not more than one examination per year shall take place.

Based upon the verification of such reports and whenever there is reasonable doubt about the accuracy of the sales of Product realized by an Affiliate or sublicensee, Medisorb may reasonably request Janssen to audit the books of such Affiliate or such sublicensee in accordance with any applicable contractual provision, in order to confirm the accuracy of such reports.

          (4) Production of Product/Technology Transfer:
              -----------------------------------------

              (a) Janssen shall use its reasonable efforts to commercialize and market Product, or to have the same commercialized and marketed.

              (b) In the event that Janssen determines to manufacture Product itself or have Product manufactured by a third party, Medisorb shall transfer to Janssen all relevant Technical Information, and provide such technical assistance, upon mutually agreed terms and conditions, as is required by Janssen in order to enable the manufacture of Product by Janssen or its designated third party manufacturer. However, with respect to such third party manufacturers, except as limited by a written Product manufacturing agreement between Janssen and Medisorb, Medisorb will have a right of first refusal as to the manufacture and supply to Janssen of all Product(s), and component bioabsorbable polymers utilized in such Product(s). Medisorb will have a period of thirty (30) days following written notice from Janssen of terms it is offering to, or prepared to accept from, a third party manufacturer to notify Janssen of its intention to exercise its right of first refusal to supply Product and/or component bioabsorbable polymers thereof to Janssen, its Affiliates and Licensees on terms no less favorable to Janssen than those offered by such third party manufacturer. Such third party manufacturer cannot be an in-kind competitor to Medisorb and must be reasonably acceptable to Medisorb with respect to confidential protection of


         THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS BRACKETED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Janssen-Medisorb
License Agreement

Medisorb's Technical Information. In the event that at any time during the term of this Agreement Medisorb is unable for any reason whatsoever to supply the Medisorb Polymers required by Janssen for use in Products, then the right of first refusal under this paragraph respecting the supply of the component bioabsorbable polymers shall be eliminated. For the purposes of this section, an "in-kind" competitor shall mean any organization which regularly engages in the contract development and/or contract manufacture of injectable controlled release drug delivery systems comprising a polymeric excipient based on lactic and/or glycolic acids and/or other closely related monomers. This Section 4(b) specifically supercedes Section 7(B) of the Development Agreement, which Section 7(B) shall be of no further force or effect.

              (c) The right of first refusal granted to Medisorb pursuant to
Section 4(b) above shall be contingent upon: (i) Medisorb and Janssen reaching an agreement concerning the financing, scheduling and construction in Europe of a Medisorb manufacturing facility within twelve (12) months of the date first above written or the initiation of Phase III human clinical trials, whichever is later, and (ii) prior to the qualification of Medisorb's European manufacturing facility, Medisorb using reasonable efforts to supply from its United States manufacturing facilities all of Janssen's commercial requirements for Product pursuant to the Product Supply Agreement anticipated by Section 7(A) of the Development Agreement.

          (5) Proprietary Rights
              ------------------

              (a) Medisorb will retain title to and ownership of all technology (including, without limitation, all patents, inventions, and data relating thereto) relating to absorbable polymers, controlled release of active agents, and/or manufacturing methods or processes relating to such polymers and the controlled delivery systems for active agents based on such polymers previously owned by Medisorb or developed by Medisorb as a result of the Development Program or otherwise. Medisorb will pay its own costs and expenses in connection with the protection of any such technology, including all patent application and maintenance costs and Janssen agrees to provide Medisorb with any necessary utility information.

          Medisorb shall inform Janssen of any patent application it wishes to file to protect proprietary rights defined in Article 5, resulting from either the Development Program or the preliminary Development Program and shall forward a copy of any such patent application to Janssen at least one month prior to filing.


         THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS BRACKETED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Janssen-Medisorb
License Agreement

          Medisorb shall consider any suggestions made by Janssen for amplifying such application and shall accordingly amend the application where in Medisorb's opinion it is appropriate.

          Nine months after the first filing, Medisorb shall propose a list of countries in which it intends to file foreign equivalents. Janssen shall be given the opportunity to propose further countries to be added to the list. In case the adding of some or all of these further countries is unacceptable to Medisorb, Janssen shall have the right to file patent applications in those countries, in Medisorb's name and at Janssen expense. Medisorb shall assist in the transfer of rights for the latter patent applications and shall provide all information necessary to file and prosecute such patent applications.

          Medisorb shall not abandon part or whole of any of the patents or patent applications without having first consulted Janssen, which shall have the right to further pursue any patents or patent applications which Medisorb wishes to abandon, or parts thereof, in its own name and at its own expense.

              (b) Janssen and/or its Affiliate will retain title to and ownership of all technology (including, without limitation, all patents,
inventions, and data relating thereto) relating to [                   ] or
any chemical analogues of [                   ] with similar physiological
activity previously owned by Janssen and/or its Affiliate or developed by Janssen as a result of this Agreement or otherwise. Janssen and/or its Affiliate will pay its own costs and expenses in connection with the protection of any such technology, including all patent application and maintenance costs and Medisorb agrees to provide Janssen with any necessary utility information.

              (c) Any inventions, other than those falling under either section 5(a) or 5(b) hereof, having an inventorship jointly between at least one employee of Janssen or an Affiliate of Janssen and one employee of Medisorb or an Affiliate of Medisorb shall be jointly-owned by Janssen and Medisorb. Each party will cooperate fully in the filing and prosecution of such patent applications.

          Janssen and Medisorb shall agree on which of both shall be responsible for the filing, prosecution and maintenance of any such joint patent applications and patents (hereinafter referred to as the "Responsible Party"). In principle, the party having contributed the most to the invention to be protected shall be the responsible party, unless agreed upon differently. Upon mutual consent, the responsible party may select an agent for drafting, filing and prosecuting a joint application. However, both parties shall agree who shall be the agent and to what extent this agent shall be used.

         THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS BRACKETED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Janssen-Medisorb
License Agreement

          The Responsible Party shall consult the other party when drafting any new jointly owned patent application. The final draft shall be forwarded to the other party at least one month prior to filing to give the opportunity to make final comments.

          The Responsible Party shall propose a list of countries in which it intends to file such patent applications. The other party shall be given the opportunity to propose further countries to be added to the list. In case the adding of some or all of these further countries is unacceptable to the Responsible Party, the other party shall have the right to file patent applications in those countries, in its own name and at its own expense. The Responsible Party shall assist in the transfer of rights for the latter patent applications and shall provide all information necessary to file and prosecute such patent applications.

          The Responsible Party shall not abandon part or whole of any of the patents or patent applications without having first consulted the other party, which shall have the right to further pursue any patents or patent applications which the responsible party wishes to abandon, or parts thereof, in its own name and at its own expense.

          All out-of-pocket costs made in relation to joint patent applications and patents shall be shared equally by Janssen and Medisorb. A statement of costs shall be made up on a quarterly basis and invoiced to the other party.

          Medisorb shall grant to Janssen an exclusive fully-paid up royalty free license with the right to sublicense to make, have made, use and sell under any such patents or patent applications for the duration of the patents, any continuations, continuations in part, divisions, patents of addition, reissues, renewals or extensions thereof or any supplementary protection certificates granted with respect thereto, in respect of any claims concerning the
application of [                   ] or any chemical analogues of [            ]
with similar physiological activity. However, nothing contained in this paragraph shall obviate Janssen's obligation to pay royalties under Section 3 hereof with respect to any Products developed hereunder.

          Janssen shall grant to Medisorb an exclusive fully paid-up royalty free license with the right to sublicense to make, have made, use and sell under any such patents or patent applications for the duration of the patents, any continuations, continuations in part, divisions, patents of addition, reissues, renewals or extensions thereof or any supplementary protection certificates granted with respect thereto, in respect of any claims concerning the application of bioabsorbable polymers in the field of human and/or veterinary medicine.



         THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS BRACKETED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Janssen-Medisorb
License Agreement

              (d) In addition, each party will retain exclusive title to its respective confidential information in accordance with the provisions of Article 9 below.

          (6) Patent Infringement
              -------------------

              (a) In the event that either party becomes aware that any third party is infringing any patents included within the Patents in any country or countries, the party becoming aware of such infringement shall promptly give notice of such infringement to the other party. Any possible action against such alleged infringement of the Patents will be carried out by either or both of the parties in accordance with the provisions specified hereinafter in paragraphs
(b), (c), (d) and (e).

              (b) Whenever it would concern a patent or patent application falling within the definition of Patents and of which Medisorb retains full title and ownership pursuant to Article 5 a), Medisorb shall use all reasonable efforts to take action against such infringement in its own name, at its own expense and on its own behalf.

          If Medisorb fails to take action against such infringement, or if Medisorb does not use reasonable efforts in carrying out such action after commencement thereof, within thirty (30) days after the notice referred to in paragraph (a) above or after having become aware of such infringement, Janssen shall be entitled at its own discretion and at its own expense, to take immediate action against such infringement in its own name, at its own expense and on its own behalf. If Janssen commences or assumes such action, Janssen may
credit [                             ] of any royalty otherwise due to Medisorb
for sales in such country or countries against the amount of the expenses and costs of such action, including without limitation, attorney fees actually incurred by Janssen. The amount of expenses so deducted shall be paid to Medisorb out of the recoveries, if any, received by Janssen as a result of such action. Except for such repayment of royalties deducted, Janssen shall be entitled to retain all recoveries therefrom.

          In no event shall Medisorb settle with such infringing third party in the Field without the prior written consent of Janssen.

              (c) Whenever it would concern a patent or patent application falling within the definition of Patents and of which Janssen retains full title and ownership pursuant to Article 5 B), Janssen shall have the right but not the obligation to take action against such infringement in its own name, at its own cost and on its own behalf. If Janssen fails to take action against such infringement, or if Janssen does not use reasonable efforts in carrying out such action after commencement thereof, within thirty (30) days after the notice referred to



         THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS BRACKETED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Janssen-Medisorb
License Agreement
in paragraph (a) above or after having become aware of such infringement, Medisorb shall be entitled at its own discretion and at its own expense, to take action against such infringement. Medisorb shall be entitled to retain all recoveries, if any, therefrom.

              (d) Whenever it would concern a patent or patent application falling within the definition of Patents and of which Janssen and Medisorb jointly retain full title and ownership pursuant to Article 5 (c), and whenever in such case the infringing product would be a drug product falling within the definition of the Field, Janssen shall have the right but not the obligation to take action against such infringement in its own name, at its own cost and on its own behalf. If Janssen fails to take action against such infringement, or if Janssen does not use reasonable efforts in carrying out such action after commencement thereof, within thirty (30) days after the notice referred to in paragraph (a) above or after having become aware of such infringement, Medisorb shall be entitled at its own discretion and at its own expense, to take action against such infringement, it being understood that Janssen will have a continuing right to take over any such action at its own expense and shall pay to Medisorb from any recoveries Janssen receives (i) Medisorb's expenses and
(ii) from any sums remaining after deduction of Medisorb's and Janssen's expenses, an amount proportionate to Medisorb's expenses in relation to Janssen's expenses.

          Whenever it would concern a patent or patent application falling within the definition of Patents and of which Janssen and Medisorb jointly retain full title and ownership pursuant to Article 5 (c), and whenever in such case the infringing product would be a drug product falling outside the definition of the Field, Medisorb shall have the right but not the obligation to take action against such infringement in its own name, at its own cost and on its own behalf. If Medisorb fails to take action against such infringement, or if Medisorb does not use reasonable efforts in carrying out such action after commencement thereof, within thirty (30) days after the notice referred to in paragraph (a) above or after having become aware of such infringement, Janssen shall be entitled at its own discretion and at its own expense, to take action against such infringement, it being understood that Medisorb will have a continuing right to take over any such action at its own expense. If Janssen
commences or assumes such action, Janssen may credit [                 ]of any
royalty otherwise payable to Medisorb payable hereunder against the amount of the expenses and costs of such action, including without limitation, attorney fees actually incurred by Janssen. The amount of expenses so deducted shall be paid to Medisorb out of the recoveries, if any, received by Janssen as a result of such action. Except for such repayment of royalties deducted, Janssen shall be entitled to retain all recoveries therefrom.



         THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS BRACKETED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Janssen-Medisorb
License Agreement

              (e) Each party agrees to cooperate reasonably with the other party in such litigation, including making available to the other party records, information, and evidence relevant to the infringement of the Patent.

          (7) Third Party Intellectual Property Rights
              ----------------------------------------

              (a) Medisorb warrants that to the best of its current knowledge and belief the Products to be developed hereunder will not infringe the patent rights of any third party.

              (b) In the event that the manufacture, use or sale of the Product would constitute an infringement of the rights of a third party in a country because of the use of the Patents or Medisorb's know how, each party shall, as soon as it becomes aware of the same, notify the other thereof in writing, giving in the same notice full details known to it of the rights of such third party and the extent of any alleged infringement. The parties shall after receipt of such notice meet to discuss the situation, and, to the extent necessary attempt to agree on a course of action in order to permit Janssen to practice the license granted hereunder. Such course of action may include: (a) modifying the Product or its manufacture so as to be noninfringing; (b) obtaining an appropriate license from such third party; or (c) fight the claimor suit. In the event that within a short period of time, the parties fail to agree on an appropriate course of action Janssen may decide upon the course of action in the interest of the further development, manufacturing or commercialization of the Product.

              (c) In the event that the parties cannot agree on modifying the Product or in the case that such modification would not be economically viable or regulatorily feasible, Janssen, whenever it relates to know how, whether patented or not, owned by Janssen in accordance with the provisions of Article 5
(b) and (c), or Medisorb, whenever it relates to know how, whether patented or not, owned by Medisorb in accordance with the provisions of Article 5 (a), will have the right to negotiate with such third party for such license. Both parties hereto will in any event in good faith consult with each other with respect to such negotiations and the party negotiating such license as indicated above, will make every effort to minimize the amount of license fees and royalties payable thereunder. In no event shall either party as a result of such settlement, grant a sublicense or cross license to the third party to settle the suit, without the prior written approval of the other party. In the event that such negotiations result in a consummated agreement, any license fee and/or royalties to be paid thereunder shall be paid by the party responsible
for the negotiations as indicated above, [                           ] of any
license fees or royalties paid by Janssen under such license will be creditable against royalties due to Medisorb with respect to such country or countries.



         THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS BRACKETED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Janssen-Medisorb
License Agreement

              (d) In the event that either or both parties would further to such notification under Paragraph 7 (b) decide to defend such suit or claim in which a third party alleges that the manufacture, use or selling of the Product infringes said third party's patent in a country, Janssen shall have the right
to apply [                              ] of the royalties due to Medisorb on
the sales of the allegedly infringing Product against its litigation expenses.

          (8) Term:
              ----

              (a) Except as otherwise provided herein, this Agreement and the term of the license granted to Janssen hereunder shall commence on the date first written above and shall expire (i) upon expiration of the last to expire Patent in such country or (ii) fifteen (15) years after the date of the first commercial sale of Product in such country, whichever is later; provided, that in no event shall the license granted hereunder expire later than the twentieth anniversary of the first commercial sale of Product in any country with the exception of the following countries where the fifteen (15) year minimum shall pertain regardless: Canada, France, Germany, Italy, Japan, Spain and the United Kingdom. After expiration of the license granted to Janssen hereunder, Janssen shall retain a fully paid-up non-exclusive license to manufacture, use and sell Products in the Field in the Territory.

              (b) Medisorb may convert the exclusive license granted under this Agreement to non-exclusive if Janssen does not maintain the following minimum annual royalty payments to Medisorb:

              (i) With respect to the entire Territory, excluding Japan, the minimum royalty obligation will first apply to the twelve month period following the anniversary of the end of the month in which the Product was launched in the third major country. For the purpose of this Article only, major country shall mean France, Germany, United Kingdom or Italy. During the first twelve month period that such minimum royalty obligation is applicable, the minimum royalty amount to be paid by Janssen will be calculated by multiplying the applicable
royalty rate by [       ] percent of the actual aggregate net sales of other
[          ] products during such twelve month period in the three major countries referred to above.

As from the subsequent twelve month period the minimum annual royalty amount to be paid by Janssen will be calculated by multiplying the applicable royalty rate
by [  ]% of the aggregate net sales of other [                  ] products
during such period in all countries where Product has been launched and marketed for a period of minimally twelve months prior to the actual reference twelve month period; and



         THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS BRACKETED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Janssen-Medisorb
License Agreement

                 (ii) In Japan the minimum royalty obligation will be first applied to the twelve month period following the anniversary of the end of the month in which the Product was launched. The minimum annual royalty amount to be paid by Janssen will be calculated by multiplying the applicable royalty rate by an amount representing [ ]% of the aggregate net sales of other
[       ] products in Japan during such period.

Janssen shall have the right to make up any shortfall in minimum royalty payments from Product sales, both in Japan and in the rest of the Territory provided, such make-up payment is made at the same time and in the same manner as required for the underlying minimum royalty obligation.

Janssen may elect to have its exclusive rights converted into non-exclusive rights on a country by country basis. As a consequence thereof, such country's
other [                ] products sales will no longer be taken into account for
calculating the above minimum royalty obligation.

              (c) In the event that either party shall enter or be put into voluntary or compulsory liquidation or have a receiver appointed or default in the observance or performance of its obligations under this Agreement and shall fail to remedy such default within ninety (90) days after the delivery of written notice from the other party, the other party shall be entitled upon giving written notice to terminate this Agreement.

              (d) Janssen may terminate this Agreement without cause upon 30 days prior written notice. Thereafter, Janssen shall have no further rights or privileges with respect to the use of Medisorb Technology in Products and Medisorb shall be under no further obligation of non-competition or exclusive dealing.

              (e) Any early termination of the Agreement shall be without prejudice to the rights of either party against the other accrued under this Agreement prior to termination.

              (f) Upon any termination of this Agreement, any remaining inventory of Product may be sold, provided all royalties otherwise due hereunder are paid with respect to such sales.

          (9) Confidentiality:
              ---------------

              (a) Each party agrees to keep confidential and to not use for any purpose other than as set forth herein all technical information and materials supplied by the




         THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS BRACKETED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Janssen-Medisorb
License Agreement
other hereunder and any information a party may acquire about the other or its activities as a result of entering into this Agreement, provided that such obligation shall not apply to technical information or material which: (i) was in the receiving party's possession without restriction prior to receipt from the other party or its Affiliates; (ii) was in the public domain at the time of receipt; (iii) becomes part of the public domain through no fault of the receiving party; (iv) shall be lawfully received from a third party with a right of further disclosure; (v) shall be required to be disclosed by law, by regulation or by the rules of any securities exchange.

              (b) Except as may be otherwise provided herein, the confidentiality obligations as set out in this Section shall continue so long as this Agreement remains in force and thereafter for a period of seven (7) years.

              (c) Janssen shall cause its Affiliates and Sublicensees to abide by the obligations of confidentiality with respect to unpublished information within the Patents and Technical Information.

              (d) Any confidential information relating to the subject matter of this Agreement imparted to the other party prior to the execution of this Agreement shall be considered to fall under the terms of this Agreement.

         (10) Disclaimer of Warranty: Medisorb makes no representations or
              ----------------------
warranties, express or implied, with respect to the Medisorb Patents and Technical Information licensed to Janssen hereunder, including without limitation any warranties of merchantability or fitness for a particular purpose.

         (11) Liability
              ---------

              (a) Janssen agrees to indemnify, defend and hold harmless Medisorb from and against any liability, loss, damages and expenses (including reasonable attorney fees) Medisorb may suffer as the result of claims, demands, costs or judgments which may be made or instituted against Medisorb by reason of personal injury or damage to property arising out or caused by Janssen's promotion, use and sale of the Product, except where such liabilities claims, demands, costs or judgments are caused by Medisorb's failure to provide Janssen with any information as specified in Section 12 (c) and Article 13. Medisorb will notify Janssen as soon as it becomes aware of any such claim or action and agrees to give reasonable assistance in the investigation and defense of such claim or action it being understood that it shall allow Janssen to control the disposition of the same.



         THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS BRACKETED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Janssen-Medisorb
License Agreement

              (b) Medisorb agrees to indemnify, defend and hold harmless Janssen from and against any liability, loss, damages and expenses (including reasonable attorney fees) Janssen may suffer as the result of claims, demands, costs or judgments which may be made or instituted against Janssen by reason of personal injury or damage to property arising out or caused by Medisorb's failure to provide Janssen with any information as specified in Section 12 (c) and Article 13.

              (c) In no event shall either party be liable for loss of profits, loss of goodwill or any consequential or incidental damages of any kind of the other party.

         (12) Product Information and Adverse Drug Events
              -------------------------------------------

              (a) As Janssen has superior knowledge of the end-use applications to which Products licensed hereunder will be put, Janssen is responsible for providing third parties with adequate information as to the medical profile of such Products. Janssen will provide Medisorb with copies of the IPID (International Product Information Document) and the IPPI (International Patient Package Insert), which are all part of the IRF for the Product. For the purpose of this Agreement IPID refers to the document that summarizes all medically relevant features of the Product, including the instructions for use meant to inform the medical profession, whereas the IPPI is a patient-oriented document, based upon the IPID that summarizes all relevant information on the Product in lay language. Janssen will keep Medisorb informed of any revisions or amendments in the IPID and IPPI of the Product.

              (b) Medisorb does not claim the expertise to judge whether Product(s) will perform acceptably in Janssen's application(s). Janssen is the sole judge as to whether Product(s) will perform acceptably in Janssen's application(s). Janssen represents and warrants on an on-going basis during the term of this agreement that it has the capability to assess the suitability of Product(s) in Janssen's application(s) and agrees to conduct adequate testing to confirm the safety and efficacy of Products prior to commercialization.

              (c) Medisorb will provide to Janssen promptly after its discovery by Medisorb, any information in its possession which indicates adverse effects in humans associated with the Products, including the bioabsorbable polymeric components thereof, licensed hereunder. For the purpose of this Agreement "adverse event" shall mean an experience which is noxious and unintended and which occurs at doses normally used in man for the prophylaxis, diagnosis or therapy of a disease or for the modification of a physiological function and any report of an overdose.

         (13) Government Approvals
              --------------------


         THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS BRACKETED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Janssen-Medisorb
License Agreement

          Janssen shall be responsible for conducting all necessary testing as well as determining what, if any, government approvals are required for the use and sale of Product licensed hereunder and shall comply with all such requirements prior to and following the sale or distribution of such Products.

          Medisorb shall cooperate fully with Janssen in obtaining regulatory approvals for Product licensed hereunder and shall, at Janssen's request, provide appropriate regulatory authorities with any and all information concerning Medisorb's technology, Medisorb polymers and Medisorb's manufacturing process for such Product.

          In this respect Medisorb undertakes that it has submitted or will as soon as possible submit a type IV Drug Master File to the FDA identifying Medisorb's method of manufacture, release specifications and testing methods used in the manufacture of its bioabsorbable polymers and a type I Drug Master File of Medisorb's manufacturing facilities where Product may be manufactured. Medisorb will authorize Janssen at its request to cross-reference any Medisorb Drug Master Files relating to the Medisorb Polymers.

          (14) Force Majeure:  Neither party shall be liable for its failure to
               -------------
perform any of its obligations hereunder if such failure is occasioned by a contingency beyond its reasonable control including, but not limited to, occurrences such as strikes or other labor disturbances, lock out, riot, war, default by a common carrier, fire, flood, storm, earthquake, other acts of God, inability to obtain raw materials, failure of plant facilities or government regulation, act or failure to act. Each party shall notify the other immediately upon occurrence or cessation of any such contingencies. If such contingency continues unabated for at least 180 consecutive days, either party shall have the right to terminate this Agreement without further obligation beyond those actually incurred prior to such termination.

          (15) Press Communications:  Neither party shall originate any
               --------------------
publicity, news release or public announcement, written or oral relating to this Agreement, including its existence, without the prior written approval of the other party.

          (16) Notices:  Any legal notice required or permitted hereunder shall
               -------
be considered properly given if in writing and sent by first class mail, certified mail or by telefacsimile to the party being notified at the respective address of such party as follows:



         THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS BRACKETED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Janssen-Medisorb
License Agreement

          If to Medisorb:

               Medisorb Technologies International L.P.
               6954 Cornell Road
               Cincinnati, OH 45242
               USA
               Facsimile: 513-489-2348

          If to Janssen:

               Janssen Pharmaceutica
               Kollerstrasse 38
               6300  Zug 6
               Switzerland
               Facsimile: 00-41-42449565

Such notice shall be effective upon receipt or upon refusal to accept such notice. In any case, notice shall be presumed effective no later than five (5) days after such notice is sent.

          Neither party shall originate any publicity, news release or public announcement, written or oral, relating to this Agreement, including its existence, without the written approval of the other party.

          (17) Assignment:  This Agreement shall not be assigned by either party
               ----------
without the prior written consent of the other party; provided, however, that assignment shall be permitted without such consent to any party, not less than 50% of the total interest of which owns, is owned by, or is under common control with the assigning party. In the event of any such permitted assignment the assignee shall be subject to and shall agree in writing to be bound by the terms and conditions of this Agreement.

          (18) Dispute Resolution:  The parties shall amicably discuss and
               ------------------
negotiate any matters which arise under this Agreement and are not specifically set forth hereunder. If any disputes arise under this Agreement, the parties shall use their best efforts to meet and resolve such disputes. In the event that the parties are unable to resolve any such disputes, then both parties hereby agree to submit said disputes to the jurisdiction of the competent Courts of Zurich, Switzerland, and agree that any litigation in any way related to this Agreement shall be submitted to such Courts and that same shall be subject to Swiss law.



         THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS BRACKETED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Janssen-Medisorb
License Agreement

          (19) Severability:  In the event any one or more of the provisions of
               ------------
this Agreement should for any reason be held by any court or authority having jurisdiction over this Agreement or any of the parties hereto to be invalid, illegal or unenforceable such provision or provisions shall be validly reformed to as nearly approximate the intent of the parties as possible and, if unreformable; shall be divisible and deleted in such jurisdiction, elsewhere this Agreement shall not be affected.

          (20) Captions:  The captions of this Agreement are for convenience
               --------
only, and shall not be deemed of any force or effect whatsoever in construing this Agreement.

          (21) Waiver:  The failure on the party of a party to exercise or
               ------
enforce any right conferred upon it hereunder shall not be deemed to be a waiver of any such right, nor operate to bar the exercise or enforcement thereof at any time thereafter.

          (22) Survival:  The following Articles of this Agreement shall survive
               --------
the termination or expiration of this Agreement:  5, 9, 10, 11, 15, 17,  and 18.

          (23) Miscellaneous:  This Agreement may be executed by the parties
               -------------
hereto in counterparts, each of which when so executed and delivered shall be considered to be an original, but all such counterparts shall together constitute but one and the same instrument. This Agreement is the complete agreement of the parties and supersedes all previous understandings and agreements relating to the subject matter hereof. Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally , but only by an instrument in writing signed by the party against whom enforcement of the termination, amendment, supplement, waiver or modification is sought.



         THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS BRACKETED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Janssen-Medisorb
License Agreement

          IN WITNESS WHEREOF, the duly authorized representatives of the parties hereto have executed this Agreement as of the day and year first above written.


JANSSEN PHARMACEUTICA INTERNATIONAL
  A division of Cilag International AG


By: /s/ Erik Rombouts
    ---------------------------------------
Name: Erik Rombouts
      -------------------------------------
Title: Operations Director
       ------------------------------------
Date: February 21, 1996
      -------------------------------------


[Second Janssen Signatory]
- -------------------------


By: /s/ Heinz Schmid
    ---------------------------------------
Name: Heinz Schmid
      -------------------------------------
Title: General Manager
       ------------------------------------
Date: February 21, 1996
      -------------------------------------


MEDISORB TECHNOLOGIES INTERNATIONAL  L.P.

by:  Medisorb Technologies
      International, Inc.,
      its General Partner


By: /s/ David R. Lohr
    ---------------------------------------
Name:  David R. Lohr
      -------------------------------------
Title:    President
       ------------------------------------
Date: January 31, 1996
      -------------------------------------




         THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS BRACKETED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.